Exhibit 10.13

KAR HOLDINGS, INC.

FORM OF CONVERSION AGREEMENT

This Conversion Agreement (this ”Agreement”) is made and entered into as of this      day of             ,         , between KAR Holdings, Inc., a Delaware corporation (“Buyer Parent”), and                      (the “Shareholder”).

WHEREAS, Insurance Auto Auctions, Inc., an Illinois corporation (“IAA”), Axle Holdings, Inc. (“Axle Holdings”) and Axle Merger Sub, Inc., an Illinois corporation, which was a wholly owned subsidiary of Axle Holdings (“Axle Merger Sub”), entered into an Agreement and Plan of Merger, dated as of February 22, 2005 (the “IAA Merger Agreement”), which provided, among other things, for the merger of Axle Merger Sub, with and into IAA, with IAA continuing as the surviving corporation (the “IAA Transaction”);

WHEREAS, in connection with the IAA Transaction, the Shareholder entered into a conversion agreement with Axle Holdings dated May 25, 2005 pursuant to which the Shareholder agreed that an aggregate number of options (the “IAA Options”) to acquire [•] shares of common stock, par value $0.01 per share, of IAA would be converted into substitute options (the “IAA Conversion Options”) to acquire shares of common stock, par value $0.01 per share, of Axle Holdings (“Axle Holdings Common Stock”) upon completion of the IAA Transaction;

WHEREAS, pursuant to an exchange stock option agreement between the Shareholder and Axle Holdings dated May 25, 2005 (the “Exchange Option Agreement”), Axle Holdings granted the Shareholder IAA Conversion Options to purchase [•] shares of Axle Holdings Common Stock in substitution for the IAA Options;

WHEREAS, ADESA, Inc., a Delaware corporation (“ADESA”), Buyer Parent, KAR Holdings II, LLC (“KAR LLC”) and KAR Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer Parent (“Buyer”), have entered into an Agreement and Plan of Merger, dated as of December 22, 2006 (as the same may be amended from time to time, the “ADESA Merger Agreement”), which provides, among other things, for the merger of Buyer with and into ADESA, with ADESA continuing as the surviving corporation (the “ADESA Merger”);

WHEREAS, in anticipation of the ADESA Merger, Axle Holdings II, LLC (“Axle LLC”) entered into a contribution agreement, dated as of April 20, 2007 (the “Contribution Agreement”) with KAR LLC and the other parties named therein pursuant to which Axle LLC agreed to contribute (the “Initial Contribution”) all of the issued and outstanding shares of capital stock of Axle Holdings to KAR LLC in exchange for common units in KAR LLC, and immediately following the Contribution, KAR LLC agreed to contribute (the “Subsequent Contribution” and together with the Initial Contribution, the “Contributions”) all of such shares in Axle Holdings to Buyer Parent, and following the Contributions, Axle Holdings will become a wholly owned subsidiary of Buyer Parent;

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner of an aggregate number of IAA Conversion Options to acquire [•] shares of Axle Holdings Common Stock;

WHEREAS, subject to the terms and conditions set forth herein, immediately following the Contributions, the Shareholder desires to have the IAA Conversion Options held by Shareholder as identified on Schedule A hereto under the heading “Number of Conversion Options” (the “Conversion Options”) cancelled in substitution (the “Option Substitution”) for, and converted into, substitute options (each, a “New Option”) to acquire shares of common stock, par value $0.01 per share, of Buyer Parent (the “Buyer Parent Common Stock”), such Option Substitution to be governed by this Agreement and the terms of the Conversion Stock Option Agreement between the Shareholder and Buyer Parent dated as of the date hereof and set forth on Exhibit C hereto (the “Conversion Stock Option Agreement”);

WHEREAS, as a condition to Buyer Parent’s obligations to effect the Option Substitution, the Shareholder shall enter into a shareholders agreement with Buyer Parent, KAR LLC and certain other parties with respect to the ownership of securities of Buyer Parent in the form set forth on Exhibit A hereto (the “Shareholders Agreement”); and

WHEREAS, as a condition to Buyer Parent’s obligations to effect the Option Substitution, the Shareholder shall enter into a registration rights agreement with Buyer Parent, KAR LLC and certain other parties in the form set forth on Exhibit B hereto (the “Registration Rights Agreement”).

Capitalized terms used herein and not otherwise defined shall have the respective meanings attributed to them in the ADESA Merger Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, Buyer Parent and the Shareholder hereby agree as follows:

1. Option Conversion. Effective as of the closing of the Contributions, Shareholder agrees that each Conversion Option shall be cancelled and, in substitution therefor, converted into a New Option that shall cover the number of shares and have such per share exercise price set forth on Schedule A, such substitution being made in accordance with Treasury Regulation Section 1.424-1 and Proposed Treasury Regulation 1.409A-1(5)(v). Each New Option shall be subject to, and evidenced by, the Conversion Stock Option Agreement.

2. Intentionally Omitted.

3. Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times

Square, New York, New York (or such other place as the Closing under the Contribution Agreement shall occur) simultaneously with the closing of the transactions contemplated by the Contribution Agreement.

4. Covenants. The parties hereto agree to use reasonable best efforts to take such actions, including executing such documents and agreements, as are necessary to make effective the transactions contemplated by this Agreement.

5. Representations and Warranties of the Shareholder. The Shareholder represents and warrants as follows:

(a) Binding Agreement. The Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) Ownership of Options. The Shareholder is the beneficial owner of the number of Conversion Options set forth on Schedule A attached hereto, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Conversion Options), except as may exist by reason of this Agreement or pursuant to applicable law, or pursuant to the restrictions on transferability and on exercise provided for in the applicable IAA option plan under which any Conversion Option was granted and any related option agreement. Except as provided for in this Agreement, the Contribution Agreement and the other agreements contemplated hereby and thereby, there are no outstanding options or other rights to acquire from the Shareholder, or obligations of the Shareholder to sell or to dispose of, any Conversion Options.

(c) No Agreements. Except for this Agreement, the Conversion Stock Option Agreement, any relevant option agreements covering the Conversion Options and any other agreements contemplated hereby or thereby, the Shareholder has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the Conversion Options, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition thereof or any interest therein or the voting of any such shares.

(d) No Conflict. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of the Shareholder’s obligations hereunder will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which the Shareholder is a party, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to the Shareholder’s Conversion Options, (b) require any consent, authorization or approval of any other person or any entity or government entity, or (c) violate or conflict with any writ, injunction or decree applicable to the Shareholder, the Shareholder’s Conversion Options or the New Options to be received by the Shareholder.

(e) Securities Laws Matters. The Shareholder acknowledges receipt of advice from Buyer Parent that (i) the New Options and any shares of Buyer Parent Common Stock acquired on exercise of the New Options (“Exercise Shares”) have not been registered under the Securities Act of 1933 (the “Act”) or qualified under any state securities or “blue sky” or non U.S. securities laws, (ii) it is not anticipated that there will be any public market for any Exercise Shares, (iii) any Exercise Shares must be held indefinitely and the Shareholder must continue to bear the economic risk of the investment in such shares of Buyer Parent Common Stock unless such shares are subsequently registered under the Act and such state or non U.S. securities laws or an exemption from such registration is available, (iv) Rule 144 promulgated under the Act (“Rule 144”) is not presently available with respect to sales of any Exercise Shares and Buyer Parent has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if any Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption afforded by Rule 144 is not available, public sale of any Exercise Shares without registration will require the availability of an exemption under the Act, (vii) restrictive legends in the form set forth in the Shareholders Agreement shall be placed on the certificate representing the Exercise Shares and (viii) a notation shall be made in the appropriate records of the Buyer Parent indicating that the Exercise Shares are subject to restrictions on transfer and, if Buyer Parent should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to any Exercise Shares.

(f) Accredited Investor. The Shareholder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Act.

(g) Shareholder’s Experience. (A) The Shareholder’s financial situation is such that the Shareholder can afford to bear the economic risk of holding the New Options and any Exercise Shares for an indefinite period of time, (B) the Shareholder can afford to suffer complete loss of his investment in the New Options and any Exercise Shares and (C) the Shareholder’s knowledge and experience in financial and business matters are such that the Shareholder is capable of evaluating the merits and risks of the Shareholder’s investment in the New Options and any Exercise Shares.

(h) Access to Information. The Shareholder represents and warrants that the Shareholder has been granted the opportunity to ask questions of, and receive answers from, representatives of Buyer Parent concerning the terms and conditions of the Option Substitution and to obtain any additional information that the Shareholder deems necessary to verify the accuracy of the information so provided.

(i) Investment Intent. The Shareholder is acquiring the New Options, and such Shareholder will acquire any Exercise Shares, solely for the Shareholder’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Shareholder agrees that the Shareholder will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the New Options or any Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any shares of Buyer Parent Common Stock), except in compliance with (i) the Act and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) applicable state and non-U.S. securities or “blue sky” laws and (iii) the provisions of this Agreement, the Conversion Stock Option Agreement, the Registration Rights Agreement and the Shareholders Agreement, as applicable.

6. Representations and Warranties of Buyer Parent. Buyer Parent represents and warrants as follows:

(a) Corporate Form. Buyer Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has (and, immediately following the closing of the Contributions, will have) all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

(b) Corporate Authority, etc. Buyer Parent has (and, immediately prior to the closing of the Contributions, will have) all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder and to carry out the transactions contemplated hereby and Buyer Parent has (and, immediately prior to the closing of the Contributions, will have) all requisite corporate power and authority to issue the New Options. The Exercise Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

(c) Actions Authorized. Buyer Parent has taken all corporate actions necessary to authorize it to enter into this Agreement and, prior to the closing of the Contributions, will have taken all corporate actions necessary to authorize it to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by

Buyer Parent and, assuming due authorization, execution and delivery of this Agreement by the Shareholder, constitutes a legal, valid and binding obligation of Buyer Parent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d) No Conflicts. Other than as provided for in the ADESA Merger Agreement and the disclosure schedules thereto, none of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Buyer Parent will conflict with the certificate of incorporation or the by-laws of Buyer Parent or result in any breach of, or constitute a default under any contract, agreement or instrument to which Buyer Parent is a party or by which it or any of its respective assets is bound.

7. Conditions Precedent. The obligations of Buyer Parent to consummate the transactions contemplated hereby are subject to (i) the conditions set forth in the Contribution Agreement being satisfied or waived by KAR LLC, (ii) the Shareholder having entered into the Shareholders Agreement, (iii) the Shareholder having entered into the Registration Rights Agreement and (iv) the Shareholder having entered into the Conversion Stock Option Agreement. Shareholder agrees to execute the Shareholders Agreement, the Registration Rights Agreement and the Conversion Stock Option Agreement at the closing of the transactions contemplated by the Contribution Agreement.

8. Miscellaneous.

(a) Acknowledgement. Shareholder acknowledges that upon the completion of the transactions contemplated by the Contribution Agreement, the IAA Conversion Options shall be of no further force or effect, and neither Axle Holdings nor Buyer Parent, nor any of their respective affiliates, shall have any further obligations in respect thereof (other than any obligations specifically set forth in this Agreement).

(b) Binding Effect; Benefits. This Agreement shall be binding upon the successors, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. No party shall have liability for any breach of any representation or warranty contained herein, except for any knowing or intentional breach thereof.

(c) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Shareholder and Buyer Parent.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Shareholder without the prior written consent of Buyer Parent; it being understood that Buyer Parent may assign its rights hereunder to any affiliate of Buyer Parent.

(e) Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties hereto agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

(g) Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

(i) Waiver. Any party to this Agreement may waive any condition to their obligations contained herein.

(j) Termination. This Agreement shall terminate on the earliest to occur of (i) the termination of the Contribution Agreement in accordance with its terms and (ii) an agreement in writing of Buyer Parent and the Shareholder to terminate this Agreement. Termination shall not relieve any party from liability for any intentional breach of its obligations hereunder committed prior to such termination. Upon termination of this Agreement, all rights and obligations of the parties, and all representations and warranties of the parties, shall terminate.

IN WITNESS WHEREOF, Buyer Parent and the Shareholder have executed this Conversion Agreement as of the date first above written.

KAR HOLDINGS, INC.

By:
Name:
Title:

[EXECUTIVE]

Schedule A

Conversion Options

Date of Grant of Conversion Options	Name of Plan Granting Conversion Options	Number of Conversion Options	Current Exercise Price of Conversion Options	Expiration Date of Conversion Options

EXHIBIT A

FORM OF SHAREHOLDERS AGREEMENT

[See Exhibit 10.5 to KAR Holdings’ Registration Statement on Form S-4 filed on January 25, 2008 for the Shareholders Agreement.]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[See Exhibit 4.8 to KAR Holdings’ Registration Statement on Form S-4 filed on January 25, 2008 for the

Registration Rights Agreement.]

EXHIBIT C

FORM OF CONVERSION STOCK OPTION AGREEMENT

[See Exhibit 10.10 to KAR Holdings’ Registration Statement on Form S-4 filed on January 25, 2008 for the Form of Conversion Stock Option Agreement.]

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